T. Rowe Price

T. ROWE PRICE ACTIVE CRYPTO ETF (TKNZ)

THIRD QUARTER 2026

The T. Rowe Price Active Crypto ETF is not an investment company registered under the Investment Company Act of 1940 and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The Trust is not a commodity pool for purposes of the Commodity Exchange Act. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.

Material must be preceded or accompanied by a prospectus.

FOR INVESTMENT PROFESSIONALS ONLY. NOT FOR FURTHER DISTRIBUTION.

TABLE OF CONTENTS

ORGANIZATIONAL OVERVIEW

ABOUT T. ROWE PRICE

As of 30 September 2026

A global asset management firm focused on client success

EXPERIENCE	SCALE
1937	**1.9T**
Founded by Thomas Rowe Price, Jr.	Assets Under Management (USD)[1]

EXPERTISE	RESOURCES
780+	**360**
Investment Professionals Worldwide	Global Equity and Fixed Income Research Analysts

[1] Firmwide AUM includes assets managed by T. Rowe Price Associates, Inc., and its investment advisory affiliates, including Oak Hill Advisors (OHA), a T. Rowe Price company, in addition to SMA Model Delivery as of 30 June 2026.

INVESTMENT TEAM SUPPORTED BY A DEPTH OF RESOURCES

T. Rowe Price Active Crypto ETF

As of 30 September 2026

Portfolio management team



Blue Macellari
Head of Digital Asset Strategy and Lead Portfolio Manager
27 yrs of investment experience



Stefan Hubrich, Ph.D., CFA
Head of Global Multi-Asset Research and Co-Portfolio Manager
23 yrs of investment experience



Sean McWilliams
Head of Systematic Investing, Multi-Asset and Co-Portfolio Manager
17 yrs of investment experience



David Kroger
Co-Portfolio Manager
9 yrs of investment experience



Dante Pearson
Co-Portfolio Manager
11 yrs of investment experience

60+
Multi-Asset investment professionals

360
Global Equity and Fixed Income research analysts

35+ yrs
experience managing Multi-Asset portfolios

The Associate Portfolio Manager is responsible for assisting the Portfolio Manager with the investment process and client service efforts.

T. ROWE PRICE DIGITAL ASSETS EXPERIENCE

As of 30 September 2026

Launched in 2022

T. Rowe Price developed a digital asset investment capability taking an asset class perspective

State of the art systems

Fit-for-purpose digitally native platform designed for end-to-end Multi-Token investing

Client-centric approach

Thoughtful portfolio construction, research driven active management, and a disciplined approach to risk management

Innovative

Proprietary approach to modeling and trading across multiple blockchains that is far broader than our industry peers

Digital Assets is the first new asset class in decades.

Retail investment products are just 2 years old.

The competitive landscape is nascent, and the direction of travel is quickly moving towards multi-token active management.

T. ROWE PRICE ACTIVE CRYPTO ETF (TKNZ)

EVOLUTION OF BLOCKCHAIN AND CRYPTO MARKETS

From ‘Wild West’ to early stages of institutionalization

2008–2014

Bitcoin

Bitcoin White Paper and early cryptocurrencies such as Litecoin and Ripple. Cryptographically secure and decentralized, but narrow utility

2015–2018

Smart contracts

Launch of Ethereum introduces smart contracts and the first decentralized applications (dApps) and early Layer 1s

2019–2022

Differentiation

New Layer 1s, high-throughput chains and Layer 2s dramatically increase throughput speed, reduce costs and enable scaling, creating building blocks for disruptive technology (Polymarket, tokenization, DeFi, DEXs, DePin, etc.)

2022

FTX fraud and crypto winter

Between 2016–2022 crypto markets were dominated by retail trading on unregulated offshore exchanges, with aggressive leverage and little regulatory oversight. The ‘Wild West’ era culminated in the 2022 FTX fraud, bankruptcies across the industry, and prolonged ‘crypto winter’

2024–2026

Early institutionalization

In January ‘24, litigation prompts SEC approval of first spot Bitcoin ETFs, providing regulated institutional and retail access in a ‘TradFi’ wrapper. In 2025, new administration’s regulatory pivot paves the way for real institutional involvement

CRYPTO HAS GROWN INTO A MULTI-TRILLION-DOLLAR ASSET CLASS

1 April 2013 Through 30 September 2026
Figures are Calculated in U.S. Dollars


MARKET CAP (BILLIONS, USD)
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2013
2017
2021
2025

76%
Compound Annual Growth Rate (CAGR)

Source: CoinMarketCap/Macrobond.

BITCOIN (BTC) DOMINANCE

Bitcoin's share of total crypto market capitalization has declined as the digital asset opportunity set has broadened

1 April 2013 Through 30 September 2026

60%

BTC SHARE OF CRYPTO MARKET CAP

96%

PEAK SINCE 2013

As the asset class has evolved beyond bitcoin, dominance has trended lower—widening the opportunity set for actively selecting among tokens rather than owning bitcoin alone.



BTC/TOTAL OF ALL CRYPTOCURRENCIES SECTOR, CLOSE
100%
75%
50%
25%
0%
2013
2016
2019
2022
2025

Source: CoinMarketCap/Macrobond. BTC dominance defined as bitcoin market capitalization divided by total cryptocurrency sector market capitalization. Weekly data, monthly points shown.

DIGITAL ASSETS OFFER THE POTENTIAL TO IMPROVE RISK ADJUSTED RETURNS

20 June 2022 Through 31 December 2025

SHARPE RATIO IMPROVEMENT



0.90
0.85
0.80
0.75
0.70
0.65
0.74
0.76
0.79
0.83
0.86
0.0%
1.0%
2.5%
5.0%
10.0%
Balanced Portfolio with % Digital Assets

> The higher the allocation to the Crypto Basket the better the Sharpe Ratio of the portfolio.
>
> —Bloomberg Intelligence[1]

> Crypto offers 'tactical diversification' within broader portfolios.
>
> —Morgan Stanley[2]

[1, 2] Please see Additional Disclosures pages for additional legal notices & disclaimers.

Indices—Equity: Russell 3000 Index; **Fixed Income:** Bloomberg U.S. Aggregate Bond Index; **Digital Assets:** FTSE Crypto U.S. Listed Index.

Balanced Portfolio: 60% Equity and 40% Fixed Income. Digital Assets allocation is sourced from Equity in each of the models where it is included.

Please see Additional Disclosures page for relevant index data provider legal notices & disclaimers for this Bloomberg Index Services Limited and FTSE/Russell sourcing information.

Analysis by T. Rowe Price.

EXCESS RETURN AND CORRELATION TO BITCOIN (BTC)

One Year Ended 30 September 2026

EXCESS RETURN VS. BTC **CORRELATION TO BTC**



1841%[1]
128%
73%
43%
3%
-6%
-9%
-11%
-15%
-17%
-20%
-21%
-33%
-37%
-43%
-100%
0%
100%
200%
Zcash (ZEC)
Hyperliquid (HYPE)
Morpho (MORPHO)
Uniswap (UNI)
BNB (BNB)
Interlink Electronics, Inc. (LINK)
Ethereum (ETH)
Stellar (XLM)
Aave (AAVE)
Solana (SOL)
Pendle (PENDLE)
XRP Ledger (XRP)
Dogecoin (DOGE)
Avalanche (AVAX)
Cardano (ADA)
0.42
0.50
0.51
0.61
0.76
0.82
0.91
0.61
0.71
0.87
0.50
0.86
0.79
0.72
0.80
0.00
0.50
1.00

Past performance is not a guarantee or a reliable indicator of future results.

[1] Excess return bar not to scale, as Zcash total excess return extends past the axis range.

Excess return measured vs. BTC total return over the trailing one-year period; correlation based on daily total returns over the same period.

The specific securities and digital assets identified and described are for informational purposes only and do not represent recommendations.

Source: Coingecko; Analysis by T. Rowe Price.

WHY ACTIVE MANAGEMENT MATTERS HERE

**Crypto is not one homogeneous beta exposure;
it is a set of distinct networks, economics, and market behaviors**

IDIOSYNCRATIC NETWORKS

Different technology stacks, security models, and governance.

EVOLVING TOKEN ECONOMICS

Issuance, burns, staking, and value accrual can change.

NARRATIVE-LED PRICING

Sentiment, catalysts, and momentum still matter materially.

BENCHMARK AMBIGUITY

Index construction and investable universes are still developing.

24/7 MARKETS

The opportunity set trades 168 hours a week.

OPERATIONAL COMPLEXITY

Custody, liquidity, execution, and rebalancing require specialist systems.

TKNZ responds with

1. **Active token views**
   Fundamentals, valuation, and momentum.
2. **Risk-based construction**
   Conviction is translated into portfolio weights.
3. **Ongoing adaptation**
   Exposures can change as markets and protocols evolve.
4. **Institutional execution**
   Trading, custody, and rebalancing are handled inside the vehicle.

**The case for TKNZ is not simply access.
It is active decision-making inside the access vehicle.**

For illustrative purposes only.

THE ACTIVE IMPLEMENTATION OF THE DIGITAL-ASSETS THEME

TKNZ

T. Rowe Price
Active Crypto ETF

Multiple tokens.
One active strategy.

BTC	ETH	SOL
XRP	HYPE	+

Active, multi-token spot ETP trading on NYSE Arca

OBJECTIVE

Seek long-term capital growth and outperform the FTSE Crypto U.S. Listed Index over time.

PORTFOLIO

Normally 5-15 eligible crypto assets in an actively managed, diversified basket.

PROCESS

Fundamentals, valuation, and momentum within a disciplined, risk-based framework.

IMPLEMENTATION

Spot exposure in an exchange-traded product; no leverage or derivatives in seeking the objective.

EXCHANGE

NYSE Arca. Intraday trading through a familiar brokerage account.

EXPENSE RATIO

0.90% (Gross) / 0.75% (Net)[1]

[1] The Fund operates under a contractual expense limitation that expires on 31 May 2027.
Illustrative eligible assets—not current holdings.
Currencies—BTC: Bitcoin; ETH: Ethereum; SOL: Solana; XRP: XRP Ledger; HYPE: Hyperliquid.

T. ROWE PRICE'S MULTI-TOKEN STRATEGY:
TAKING THE COMPLEXITY OUT OF DIGITAL ASSET INVESTING

- Broad digital assets exposure in one solution
- Ability to evolve over time in a dynamic space
- Research driven active management in a disciplined risk framework
- Trusted partner in a market where sound judgment is critical

FORMING INVESTMENT VIEWS ON DIGITAL ASSET TOKENS

Combining fundamental analysis, narrative, and momentum to generate alpha

THE MOMENTUM LENS

All tokens are evaluated through the momentum lens, as momentum can be the most important driver of returns over short-term, outweighing fundamentals, and growth outlook.

Trend/Momentum/Thematic

What does the market understand about these tokens right now?

Analysis focuses on current market dynamics and investor behavior to identify assets with strong potential for short-term gains

UNDERWRITING EACH TOKEN

Fundamentals and growth drivers are what we use to underwrite each token and form a view on its relative value and potential within our universe.

Drivers of Growth

What is driving adoption and expansion for this token?

Sectors | Competitive position across blockchain sectors

Team | Evaluating the credibility and experience of the team and their financial supporters

Ecosystem | Decentralized applications, UI/UX, development pipeline

Tech and Economics

How does value accrue to the token holder, and how good is the technology?

Evaluating the protocol | Tech stack, security, incentive/governance structure, and evolutionary properties of the blockchain

Valuation | Elements of traditional valuation models, including revenue generation, and modified DCF

Tokenomics | Ownership, VC unlock schedule, buybacks, and token burns

KEY PILLARS OF AN ACTIVE CRYPTO INVESTMENT PROCESS

Opportunity Set

Investment Universe

- Define appropriate benchmark
- Define investable universe (liquidity requirements, regulatory guidelines, and investment objectives)

Token Assessment

Form Active Views

- Active views on tokens can be expressed in absolute or relative terms
- Views calibrated with an expression of conviction
- Thesis driven fundamental analysis

Portfolio Construction

Risk-based Active Portfolio

- Use well established quantitative techniques to formulate return expectations maximally consistent with active views and risk model
- Portfolio optimization extracts the portfolio to conform to those views

Positioning

Discretionary Overrides

- Explicit, weight or risk-based adjustments to the optimized portfolio
- Adjustments may reflect views on momentum, market themes, cyclical opportunities, risk management, or potential catalysts

Implementation

Trading and Rebalancing

- Size and initiate necessary trades
- May use trading cost, lot size, and turnover considerations to approach target portfolio in stages

For illustrative purposes only.

TOKEN SPOTLIGHT

Solana (SOL)

As of 30 September 2026
Figures are Calculated in U.S. Dollars

Key Stats

EFFICIENCY

Settlement time: ~150 MS
Theoretical max capacity: 65K TPS
Observed max capacity: 107K TPS

COST

Median transaction fee: ~0.004 (USD)

TOKENOMICS

Base fee: 50% burned, 50% to validators
Prioritization fees: charged to speed up transactions during high network demand

Overview

- Solana (SOL) is a large-cap, high-performance Layer 1 blockchain well suited for “internet capital markets” with high-throughput and low fees
- Staking participation in network validation yields ~4–6% Annual Percentage Yield (APY)

What the process asks

1. **VALUE ACCRUAL** — How do emissions, fee burns, and validator rewards translate network usage into token-holder economics?
2. **COMPETITIVE POSITION** — Are throughput, cost, reliability, and developer activity durable relative to other Layer 1 networks?
3. **DEMAND DURABILITY** — Is activity broadening across payments, trading, and applications, or concentrated in short-lived narratives?
4. **PORTFOLIO EXPRESSION** — What position size is justified by conviction, liquidity, volatility, and benchmark risk?

Sources: Solana Foundation, Ledger, and Helius.
This is how TKNZ turns token-level research into a portfolio view.
The specific digital assets identified and described are for informational purposes only and do not represent recommendations.

RISK IS BUILT INTO THE TKNZ PROCESS

Eligibility, research, construction, and implementation make each decision explicit, bounded, and governable

ELIGIBILITY

The investable universe is screened against defined asset-eligibility criteria before research begins.

Eligible assets only

RESEARCH

Protocol design, tokenomics, valuation, ecosystem, team and market behavior are evaluated together.

Multi-layered thesis

CONSTRUCTION

Active views are translated into risk-based weights, normally across 5–15 crypto assets.

Diversified basket

EXECUTION

Trading, custody, and rebalancing are handled within the product; the strategy uses spot assets without leverage or derivatives.

Institutional execution

■ Guardrails

The aim is not to make crypto look like a low-risk asset.
It is to make the allocation deliberate.

PORTFOLIO REVIEW

POSITIONING

T. Rowe Price Active Crypto ETF vs. FTSE Crypto U.S. Listed Index[1]

As of 30 September 2026


TKNZ
Benchmark¹
ACTIVE DIFFERENCE
Bitcoin (BTC)
Ethereum (ETH)
BNB (BNB)
Solana (SOL)
XRP Ledger (XRP)
Zcash (ZEC)
Hyperliquid (HYPE)
Stellar (XLM)
Cardano (ADA)
Dogecoin (DOGE)
Cash (USDC)
0.1%
0.0%
0.0%
1.0%
0.0%
1.2%
1.2%
-0.5%
-1.0%
-2.2%
0.0%
0%
10%
20%
30%
40%
-3%
-2%
-1%
0%
1%
2%

[1] Please see the Additional Disclosures page for additional legal notices and disclaimers.

HOLDING DESCRIPTIONS

T. Rowe Price Active Crypto ETF

As of 30 September 2026

Token	Weight	Asset/Protocol	Description	Role/Investment View
BTC	38.3%	Bitcoin	Decentralized monetary network with fixed 21 million supply and the deepest liquidity in digital assets.	Core digital macro asset and primary institutional entry point to crypto.
ETH	17.1	Ethereum	Programmable settlement network supporting smart contracts, stablecoins, DeFi, and tokenized assets.	Institutional default for tokenization and on-chain finance.
BNB	9.3	BNB	Binance ecosystem token used for fees, rewards, staking, burns, and platform access.	Hybrid exchange-utility, chain-activity, and scarcity-driven asset.
SOL	9.1	Solana	High-throughput blockchain designed for low-cost applications, trading, payments, and settlement.	Strong consumer and settlement chain with upside from durable financial rails.
XRP	9.0	XRP Ledger	Low-cost settlement network focused on payments and regulated-finance integration.	Payments/access story, though tokenholder value capture remains less clear.
ZEC	6.0	Zcash	Bitcoin-derived proof-of-work asset with optional protocol-native privacy.	Leading institutionally accessible privacy asset.
HYPE	5.6	Hyperliquid	On-chain derivatives venue with direct trading-fee and buyback/burn mechanics.	Exchange-equity-like exposure to on-chain trading and market structure.
XLM	2.3	Stellar	Low-cost payments and asset-issuance network.	Payments and tokenized-asset exposure, limited by weak token-value capture.
ADA	2.0	Cardano	Research-driven proof-of-stake smart-contract platform.	Large-cap L1 exposure, but execution and ecosystem traction have lagged peers.
DOGE	1.4	Dogecoin	Established memecoin driven primarily by attention, community, and momentum.	High-beta attention-economy exposure.

PERFORMANCE

T. Rowe Price Active Crypto ETF

Period Ended 30 September 2026
Figures are Calculated in U.S. Dollars

	Since Inception 16 Jul 2026
T. Rowe Price Active Crypto ETF—NAV	36.32%
T. Rowe Price Active Crypto ETF—Market Price	35.82%
FTSE Crypto U.S. Listed Index[§ϒ]	34.83%
Value Added (NAV)[*]	1.49%
Value Added (Market Price)[*]	0.99%

Past performance is not a guarantee or a reliable indicator of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than their original cost. To obtain the most recent month-end performance, visit troweprice.com. Market returns are based on the midpoint of the bid/ask spread as of 4p.m. ET and do not represent returns an investor would receive if shares were traded at other times.

The Fund's gross and net expense ratios as of its most recent prospectus were 0.90% and 0.75%, respectively. The Fund operates under a contractual expense limitation that expires on 31 May 2027.

§ Index returns shown with gross dividends reinvested.

The ETF's total return figures reflect the reinvestment of dividends and capital gains, if any.

* The Value Added row is shown as T. Rowe Price Active Crypto ETF—NAV minus the benchmark in the previous row.

ϒ Please see the Additional Disclosures page for additional legal notices and disclaimers.

IMPLEMENTATION

THE ALLOCATOR QUESTION HAS SHIFTED

Access was the first hurdle. Selection and implementation are the harder problems now

ACCESS 2024	SELECTION 2025	IMPLEMENTATION TKNZ
Regulated spot products reduce operational friction	**The opportunity set is broader than a single token**	**Active management packages the complexity**
A familiar exchange-traded wrapper lets investors evaluate crypto without directly managing wallets, keys, and crypto exchanges.	Different networks have different economics, adoption drivers, liquidity, and risk. The key question becomes what to own and at what weight.	TKNZ combines token selection, risk-based portfolio construction, and ongoing rebalancing in one exchange-traded product.

The theme is crypto as an asset class. TKNZ is the implementation.

PORTFOLIO CONSIDERATIONS FOR DIGITAL ASSETS
Sizing

Sizing: mind the volatility of the asset…

Bitcoin had **more than 3x the volatility of the S&P 500 Index**.[1]

Five Years Ended April 2026

Even diversified digital asset portfolios will be **very volatile**.

High volatility is an **advantage in the portfolio context**. Easier to allocate just a little to a high-volatility asset than to allocate a lot to a low-volatility assets.

Sample Portfolio Allocation

1% for a starter position

3–5% for a full position

5% allocation amounts to 10–15% of the risk budget in traditional, diversified portfolio

[1] Please see the Additional Disclosures page for additional legal notices and disclaimers.
Source: CoinMarketCap/Macrobond.

PORTFOLIO CONSIDERATIONS FOR DIGITAL ASSETS

Funding and rebalancing

Funding

The advantage of making a small allocation is that the **funding question is not that important**.

OPTION 1

Alternatives

If the portfolio has exposure to alternatives and governance for alternatives is in place, could **fund digital assets from alternatives**.

In terms of oversight and due diligence complications, digital assets are more like alternatives than like traditional assets.

OPTION 2

Equities

Fund from equities. The largest risk exposure unless a lot of alternatives are present. No always strictly optimal, but unlikely to be materially "wrong".

In terms of portfolio dynamics, digital assets are more equity-like.

Rebalancing

Given their volatility, regular rebalancing of digital assets could involve frequent, behaviorally unpleasant trades (sell after it's doubled, buy after it's down 50%).

Action Example

Let the position drift and rebalancing only opportunistically

For illustrative purposes only.

It is not intended to be investment advice or a recommendation to take any particular investment action.

AN INNOVATIVE WAY TO ACCESS DIGITAL ASSETS

A diversified, actively managed approach designed for a complex and evolving asset class

The Opportunity

+1.1%

Potential annualized return enhancement from a 2.5% allocation to digital assets[1]

1. Return enhancement potential from a high growth asset class (based on multi-token index analysis)[1]
2. Diversification benefits driven by distinct return drivers
3. Access to a new frontier of technology

The Challenge

20+

Number of tokens approved or pending approval by SEC for use in ETPs

1. Fragmented and rapidly expanding universe
2. Requires token selection, due diligence, and oversight
3. Operationally complex in a rapidly evolving market that trades 24/7

The Solution

1–5%

Recommended allocation from equities[2]

1. Diversified, actively managed exposure in a single solution
2. Potential to smooth downside risk in an inherently volatile asset class
3. Purpose-built infrastructure and institutional grade risk management
4. Eliminates the need for token selection, due diligence, and oversight
5. Designed to evolve alongside the asset class

Past performance is not a guarantee or a reliable indicator of future results.

[1] Digital assets represented returns of the FTSE Crypto U.S. Listed Index. 20 June 2022 Through 31 December 2025.

[2] While we highlight a 1–5% recommended allocation, which are common allocation sizes, research suggests that a higher allocation may be appropriate for some investors.

Source: T. Rowe Price calculations using data from FactSet Research Systems Inc. All rights reserved. Please see Additional Disclosures page for relevant index data provider legal notices & disclaimers for this FTSE/Russell sourcing information.

APPENDIX

DIGITAL ASSETS: SIX FAQS ANSWERED WITH DATA

A decision-maker snapshot of scale, utility, adoption, and risk

As of 31 December 2025, unless otherwise noted
Figures are Calculated in U.S. Dollars

How large is the market?

3.0T (USD)

YEAR-END 2025 MARKET CAP

Crypto ended 2025 at 3.0T (USD) after a 4.4T (USD) peak; stablecoins reached a record 311B (USD).[1]

Is there real economic utility?

10.2T (USD)

ADJUSTED 12-MONTH VOLUME

Visa estimates 10.2T (USD) of adjusted stablecoin transfers over 12 months, up 63% year over year.[2]

Is institutional adoption visible?

49.7B (USD)

2025 TREASURY BUYS

Digital-asset treasury companies deployed at least 49.7B (USD) in 2025 and held 134B (USD) on 1 January 2026.[1]

Is activity mostly illicit?

0.14%

KNOWN ILLICIT SHARE

Known illicit addresses accounted for 0.14% of on-chain volume in 2024; estimates are revised as attribution improves.[3]

What risks matter most?

-23.7%

Q4 2025 CORRECTION

Price, liquidity, custody, and regulation remain material: market cap fell 23.7% in Q4 2025; 2.2B (USD) was stolen in 2024.[1,3]

Is crypto always energy-intensive?

-99.95%

ETHEREUM ENERGY USE

No. Energy use varies by network; Ethereum's shift to proof-of-stake cut consumption by about 99.95%.[4]

[1] Source: CoinGecko, 2025 Annual Crypto Industry Report, May 2026.
[2] Source: Visa, Stablecoins and the Future of Onchain Finance, 2025.
[3] Source: Chainalysis, 2025 Crypto Crime Trends, Jan. 2025; and Crypto Hacking report, Dec. 2024.
[4] Source: ethereum.org, The Merge, May 2026.
Data are dated estimates and may be revised. This slide is educational and is not investment advice.

EVOLVING OUR SOLUTIONS TO MEET CLIENTS' CHANGING NEEDS

T. Rowe Price offers a broad product toolkit across client objectives that integrates insights from our proprietary research platforms

As of 30 June 2026

First introductions by product type for clients across the globe — a sample

- **1950** Mutual Funds
- **2001** SICAVs
- **2002** Retirement (or Target Date) funds
- **2006** AUTs
- **2016** OEICs
- **2016** Models
- **2016** SMAs[1]
- **2020** ETFs
- **2022** BDCs[2]
- **2026** Interval Funds

An active investing approach goes beyond index limitations

Model Portfolios provide strategic design, tactical asset allocation, and strategy selection.

SMAs allow for tax management, direct ownership, and customization[3].

ETFs combine convenience, cost effectiveness and tax efficiency.

BDCs and Interval Funds offer access to private market opportunities.

[1] SMA = Separately Managed Account.

[2] BDC = Business Development Company.

[3] Please note that the ability to impose reasonable investment restrictions is not guaranteed; is dependent upon strategy, market conditions, and individual investor circumstances; and is subject to the portfolio manager's acceptance. The amount and type of reasonable restrictions, when available, are governed by asset class, strategy type, and individual investor circumstances and are subject to the portfolio manager's acceptance.

Not all vehicles are available in all jurisdictions nor to all investors. Potential benefits and risks of ETFs are dependent on structure of vehicle and where they are registered for sale. T. Rowe Price offers many of these strategies in a separate or subadvised account.

Visit troweprice.com to learn more about T. Rowe Price's products and services.

BIOGRAPHICAL BACKGROUNDS



Blue Macellari

Head of Digital Asset Strategy and Lead Portfolio Manager

Blue Macellari joined T. Rowe Price in 2022 as the Head of Digital Assets for T. Rowe Price, where she is responsible for developing and leading the implementation and execution of T. Rowe Price's digital asset strategy across the universe of crypto tokens, protocols, and exchange-traded funds related to blockchain.

Blue has more than 20+ years of investment experience at top-tier alternative asset managers. Most recently she was a Managing Partner at the world's largest crypto arbitrage fund, Dunamis Trading, where she spent 4 years focused exclusively on crypto investing. In November 2021, Dunamis Trading was named Digital Asset Manager of the Year by HFM—the first time the category was included at the US Hedge Fund Performance Awards. Prior to moving into Digital Assets in 2017, Blue worked at Lone Star Funds in Sao Paulo, Brazil, at Elliott Management in London and New York, where she was responsible for Emerging Markets investing, and Lehman Brothers where she worked in Emerging Markets credit. She began her career at Cambridge Associates where she advised asset allocators on alternative investments.

Blue holds an undergraduate degree with High Honors from Mount Holyoke College, an MBA from Duke University and performed her graduate studies in International Economics and Middle Eastern Studies at Johns Hopkins SAIS and the London School of Economics. She is a mother of three and her favorite dinosaur is the triceratops.



David Kroger

Co-Portfolio Manager

David Kroger is an Investment Research Analyst on the Digital Asset team. He joined T. Rowe Price Digital Asset Strategy in 2025 and leads the team in developing proprietary investment models and conducting in-depth research on digital assets, blockchain protocols, and related market developments.

David began his investment career in 2016. Prior to joining T. Rowe Price, he led institutional digital-asset research at TD Cowen and StoneX, where he produced institutional-grade research and communicated insights on digital-asset markets and blockchain protocols to institutional clients. He also worked as an equity research data scientist at Piper Sandler, helping analysts incorporate alternative data into their research process. Earlier in his career, David was a venture-capital analyst focused on emerging technologies, including artificial intelligence and robotics.

David earned a Bachelor of Science in Finance and Accounting from Concordia University and a master's degree in Data Science, with a specialization in artificial intelligence, from Northwestern University.

Additional Disclosures

Page 11—Digital assets offer the potential to improve risk adjusted returns

[1] Source: https://www.bloomberg.com/professional/insights/trading/the-power-of-a-crypto-allocation-with-an-institutional-perspective/

[2] Source: https://www.morganstanley.com/im/en-us/institutional-investor/insights/articles/crypto-asset-allocation-considerations.html

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Risk factors

All investments are subject to market risk, including the possible loss of principal.

The Eligible Assets have a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of the assets and, in turn, a limited basis for evaluating an investment. Crypto assets (including the Eligible Assets) have experienced periods of extreme price volatility and their prices may be influenced by, among other things, trading activity and regulatory scrutiny of crypto trading platforms due to fraud, failure, security breaches or otherwise. To the extent that the Fund trades Eligible Assets on crypto platforms and other trading venues, these crypto trading platforms are relatively new. In addition, crypto trading platforms may be lightly regulated, unregulated, or may be non-compliant with existing and applicable regulations in one or more jurisdictions in which they operate. A market disruption, such as a government taking regulatory or other actions that disrupt the crypto asset market, can also make it difficult to liquidate a position. Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Eligible Assets or the Shares. Regulatory developments such as by banning, restricting or imposing onerous conditions or prohibitions on the use of crypto assets, mining activity, digital wallets, the provision of services related to trading and custody of crypto assets, the operation of the Eligible Asset Networks, or the crypto asset markets generally may adversely impact the value of the Eligible Assets and, therefore, of the Fund.

See the prospectus for more detail on the fund's principal risks.

Unless otherwise noted, the information provided in this material does not include content relating to Oak Hill Advisors, L.P., an alternative credit manager, which T. Rowe Price Group, Inc. acquired on 29 December 2021.

Unless otherwise noted, numbers may not total due to rounding.

Important Information

ETFs/ETPs are bought and sold at market prices, not NAV. Investors generally incur the cost of the spread between the prices at which shares are bought and sold. Buying and selling shares may result in brokerage commissions, which will reduce returns.

This material is being furnished for general informational and/or marketing purposes only. The material does not constitute or undertake to give advice of any nature, including fiduciary investment advice. Prospective investors are recommended to seek independent legal, financial and tax advice before making any investment decision. T. Rowe Price group of companies including T. Rowe Price Associates, Inc. and/or its affiliates receive revenue from T. Rowe Price investment products and services. **Past performance is not a guarantee or a reliable indicator of future results.** The value of an investment and any income from it can go down as well as up. Investors may get back less than the amount invested.

The material does not constitute a distribution, an offer, an invitation, a personal or general recommendation or solicitation to sell or buy any securities in any jurisdiction or to conduct any particular investment activity. The material has not been reviewed by any regulatory authority in any jurisdiction.

Information and opinions presented have been obtained or derived from sources believed to be reliable and current; however, we cannot guarantee the sources' accuracy or completeness. There is no guarantee that any forecasts made will come to pass. The views contained herein are as of the date noted on the material and are subject to change without notice; these views may differ from those of other T. Rowe Price group companies and/or associates. Under no circumstances should the material, in whole or in part, be copied or redistributed without consent from T. Rowe Price.

The material is not intended for use by persons in jurisdictions which prohibit or restrict the distribution of the material and in certain countries the material is provided upon specific request.

It is not intended for distribution to retail investors in any jurisdiction.

The views contained herein are as of the date of this presentation and are subject to change without notice; these views may differ from those of other T. Rowe Price associates. Unless indicated otherwise the source of all market data is T. Rowe Price.

All investments are subject to risk, including the possible loss of principal.

Information and opinions, including forecasts and forward-looking statements, are derived from proprietary and nonproprietary sources deemed to be reliable; the accuracy of those sources is not guaranteed, and actual results may differ materially from expectations.

Consider the investment objectives, risks, and charges and expenses carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, call 1-800-638-7890 or visit troweprice.com. Read it carefully.

Material must be preceded or accompanied by a prospectus.

T. Rowe Price Active Crypto ETF is organized as a Delaware statutory trust. The sponsor of the Trust is T. Rowe Price Sponsor LLC (the "Sponsor"). T. Rowe Price Investment Services, Inc. ("TRPIS") serves as the distributor of the Trust.

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